UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously disclosed retirement of Mr. Hunzeker and his related resignation as Chief Executive Officer, President and a member of the Board of Directors (the “Board”) of Vectrus, Inc. (the “Company”), on December 7, 2016, the Company and Mr. Hunzeker entered into a Separation Agreement and Complete Release of Liability, dated December 7, 2016 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company and Mr. Hunzeker agreed that (i) his last day of active full-time employment with the Company will be December 5, 2016 (the “Separation Date”), (ii) the Company will continue to pay Mr. Hunzeker his present salary at the rate of Six Hundred Thousand Seventeen and 60/100 Dollars ($600,017.60) per year, payable in normal bi-weekly payments for the period from December 6, 2016 through December 5, 2018 (the “Severance Pay Period”), (iii) he will be paid for any accrued, unused paid time off (“PTO”), (iv) he will be eligible for consideration for a bonus for 2016 payable in 2017, and the bonus amount will be calculated based on the performance payout factor that is applied to the 2016 bonus pool, as determined by the Compensation and Personnel Committee of the Board, (v) a lump sum payment of $10,000 to assist with relocation expenses (e.g., moving and shipment of personal property from his Colorado Springs residence and early termination of contracts relating to his Colorado Springs residence), (vi) he will be eligible to continue participation in the Company’s medical, dental and vision plans through the Severance Pay Period, with the Company and Mr. Hunzeker continuing to share the monthly premium expense for such coverage through the Severance Pay Period, and the COBRA continuation period will run concurrently from the Separation Date, (vii) he will not be eligible to participate in any other Company benefit plans, policies, programs and arrangements following the Separation Date and his remaining rights in such plans, policies, programs and arrangements shall be governed by the terms thereof, (viii) his outstanding equity awards will be treated in accordance with the terms of the applicable plan and award agreements and (ix) he will be available upon reasonable notice during the Severance Pay Period to provide services to the Company in line with his prior Chief Executive Officer responsibilities.

In addition, the Separation Agreement generally provides that the obligations of the Company described above are subject to certain conditions, which, if not complied with by Mr. Hunzeker, could require him to return any severance payments, bonus payment and relocation assistance payment made to him and pay any legal fees incurred by the Company to recover such payments. The Separation Agreement, which is subject to a seven-day revocation period, also provides for a release of liabilities.

The foregoing description of the terms of the Separation Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

10.01	Separation Agreement and Complete Release of Liability, dated December 7, 2016, between Vectrus, Inc. and Kenneth W. Hunzeker

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.     Description

10.01	Separation Agreement and Complete Release of Liability, dated December 7, 2016, between Vectrus, Inc. and Kenneth L. Hunzeker